Exhibit 2


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-29  21988G 635 & 21988G BB1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 30, 2001.

INTEREST ACCOUNT
----------------
Balance as of July 26, 2001 ......................................         $0.00
         Scheduled Income received on securities ................. $1,461,937.50
         Unscheduled Income received on securities ...............         $0.00

                                                                   $1,461,937.50

LESS:
         Distribution to Class A1 Holders ........................  -$752,391.67
         Distribution to Class A2 Holders ........................    -11,064.58
         Distribution to Depositor ...............................  -$698,481.25
         Balance as of October 30, 2001 ..........................         $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of July 26, 2001 ......................................         $0.00
         Scheduled Principal payment received on securities ......         $0.00
LESS:
         Distribution to Holders .................................         $0.00
Balance as of October 30, 2001 ...................................         $0.00




                UNDERLYING SECURITIES HELD AS OF October 30, 2001


          Principal
          Amount                    Title of Security
          ------                    -----------------
          $33,900,000           Georgia-Pacific Corporation
                                8.625% Debentures due April 30, 2025
                                CUSIP:373298BL1

          U.S Bank Trust National Association, as Trustee


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